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                       TEXAS LIQUIDS, LLC
                         Balance Sheet
                       At March 31, 1999
  (expressed in millions, rounded to hundred thousands of dollars)
               (Unaudited, subject to adjustment)
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                             Assets
                             ------
 Cash                                                                                                    $(0.2)
 Accounts receivable and unbilled revenues, net                                                       8.3
 Inventory                                                                                            2.9
 Prepaid expenses                                                                                     0.4
                                                                                                         -----
    Total current assets                                                                                  11.4
                                                                                                         -----
 Fixed assets, net                                                                                    0.1
 Goodwill, net of amortization                                                                        0.2
                                                                                                         -----
    Total assets                                                                                    $11.7
                                                                                                    =====

                Liabilities and Members' Equity
                -------------------------------

 Accounts payable (including $2.1 to affiliates)                                                    $ 7.1
 Note payable to affiliate                                                                            0.1
 Other current liabilities                                                                            0.4
 Deferred revenue                                                          0.2
                                                                                                    -----
    Total current liabilities                                              7.8
                                                                    -                               -----

 Members' equity                                                           2.4
 Retained earnings                                                         1.5
                                                                                                    -----
    Total equity                                                           3.9
                                                                                                    -----
    Total liabilities and members' equity                                $11.7
                                                                                                    =====


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